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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post Effective Amendment No. 1 to Registration Statement No. 333-100581 of Republic Engineered Products LLC, Blue Steel Capital Corp., Republic Engineered Products Holdings LLC, and N&T Railway Company LLC (collectively the "Company") on Form S-1 of our report dated March 31, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the uncertainty of the Company's ability to continue as a going concern) relating to the consolidated financial statements of Republic Engineered Products Holdings LLC and subsidiaries and the consolidated financial statements of their Predecessor, Republic Technologies International Holdings, LLC and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 31, 2003 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated and Combined Financial Information" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Cleveland, Ohio
April 8, 2003